Exhibit 10.1

GlobalOptions Group, Inc.
415 Madison Avenue, 17th Floor
New York, New York 10017

As of July 22, 2013

Genesis Opportunity Fund, L.P.
c/o Genesis Capital Advisors LLC
1212 Avenue of the Americas, 19th Floor
New York, New York 10036

Genesis Asset Opportunity Fund, L.P.
c/o Genesis Capital Advisors LLC
1212 Avenue of the Americas, 19th Floor
New York, New York 10036

Re: Amendment to Registration Rights Agreement

Ladies and Gentlemen:

Reference is made to that certain Registration Rights Agreement (the “RRA”), entered into as of March 27, 2012, by and among GlobalOptions Group, Inc., a Delaware corporation (the “Company”), Genesis Opportunity Fund, L.P. (“GOF”) and Genesis Asset Opportunity Fund, L.P. (“GAOF” and together with GOF, the “Stockholders”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the RRA.

Notwithstanding anything to the contrary set forth in the RRA, the Company and the Stockholders hereby agree that upon the Company’s execution of that certain Agreement and Plan of Merger, of even date herewith, by and among the Company, GO Merger Sub LLC, Walker Digital, LLC and Walker Digital Holdings, LLC (the “Merger Agreement”), and for the consideration set forth below, the Stockholders shall immediately suspend use of any Registration Statement or Prospectus until a post-effective amendment to such Registration Statement that reflects the terms of the transactions contemplated by the Merger Agreement (the “Post-Effective Amendment”) is declared effective by the Commission (the “Suspension”).

In consideration for the Stockholders agreeing to the Suspension:

(i)         The Company shall use commercially reasonable efforts to cause the Post-Effective Amendment to be filed with the Commission within 9 Business Days following the Closing Date (as defined in the Merger Agreement).

(ii)        The Company shall use commercially reasonable efforts to cause the Post-Effective Amendment to be declared effective by the Commission within 45 Business Days following the Closing Date (as defined in the Merger Agreement).

(iii)        To the extent that the Company grants any Person registration rights following the date hereof, or amends any Person’s registration rights existing on or following the date hereof, pursuant to which such Person is entitled to any liquidated damages in the event the Company either fails to file a registration statement (or an amendment thereto) or a prospectus by a certain date and/or cause a registration statement (or an amendment thereto) to be declared effective by the Commission by a certain date, then, in addition to any other rights the Stockholders may have under the RRA or under applicable law, the Company shall amend the terms of the RRA so as to give the Stockholders the benefit of any such liquidated damages.

(iv)        In addition to the rights of the Stockholders set forth in Section 2(a) of the RRA, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering in the Post-Effective Amendment due to the Company’s efforts to separately register any shares of Common Stock following the date hereof (the “Other Shares”), the Company shall not exclude any Registrable Securities from the Post-Effective Amendment unless the Company has first excluded all Other Shares from their respective registration statements and the Commission again informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering in the Post-Effective Amendment.

In the event that the Closing Date (as defined in the Merger Agreement) fails to occur on or before September 30, 2013 this Letter Agreement shall become void and of no further effect and the Company shall not be entitled to prohibit the usage of any Registration Statement or Prospectus beyond the deadlines set forth in Section 3(h) of the RRA.

Except as modified by the provisions hereof, the RRA will remain in full force and effect in accordance with its terms.

The Company shall reimburse the Stockholders for its reasonable legal expenses incurred in connection with the preparation and execution of this Letter Agreement and any and all documents executed in connection therewith.

This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the Stockholders. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

If this consent accurately reflects the understanding and agreement of the Company, please sign below and return an executed copy of this consent to the undersigned.

Very truly yours,

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller
Name: Harvey W. Schiller
Title: Chairman and Chief Executive Officer

Acknowledged and Agreed
as of this 22 day of July, 2013

GENESIS OPPORTUNITY FUND, L.P.

By: Genesis Capital Advisors LLC,
its General Partner

By:	/s/ Ethan Benovitz
	Name:	Ethan Benovitz
	Title:	Managing Member of GP

GENESIS ASSET OPPORTUNITY FUND, L.P.

By: Genesis Capital Advisors LLC,
its General Partner

By:	/s/ Ethan Benovitz
	Name:	Ethan Benovitz
	Title:	Managing Member of GP

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